EXHIBIT 1.1
REITPLUS, INC.
$550,000,000 Maximum Offering
$2,000,000 Minimum Offering
FORM OF DEALER MANAGER AGREEMENT
                , 2007
AmREIT Securities Company
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
Ladies and Gentlemen:
     As described in more detail below, on May 31, 2007, REITPlus, Inc., a Maryland corporation (the “Company”), filed a registration statement, Registration No. 333-143415, with the Securities and Exchange Commission (the “Commission”) for an offering (the “Offering”) of up to $550,000,000 in shares (the “Shares” or the “Stock”) of its common stock, $.01 par value per share, comprised of a maximum amount of Shares set forth in the Prospectus (as defined below) that will be issued and sold to the public at the public offering price per share set forth in the Prospectus and a maximum amount of Shares set forth in the Prospectus that will be offered pursuant to the Company’s distribution reinvestment plan (subject to the Company’s right to reallocate such Share amounts, as described in the Prospectus). In connection with the Offering, the minimum initial purchase by any one person shall be $10,000.
     The Company hereby appoints AmREIT Securities Company, a Texas corporation (the “Dealer Manager”), as its agent and principal distributor during the Subscription Period (as defined below) for the purpose of finding, on a best efforts basis, purchasers for the Shares through such securities dealers that the Dealer Manager may retain (individually, a “Dealer” and collectively, the “Dealers”), all of whom shall be members of the Financial Industry Regulatory Authority (“FINRA”), pursuant to a Selected Dealer Agreement in the form attached to this Agreement as Exhibit A (the “Selected Dealer Agreement”). The Dealer Manager may not sell Shares for cash directly to its own clients and customers except to institutional investors approved by the Company at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions during the Subscription Period (as defined below).
     The term “Subscription Period” shall mean that period during which Shares may be offered for sale, commencing on the date of the Registration Statement, during which period offers and sales of the Shares shall occur continuously unless and until the Offering is terminated as provided in the Registration Statement, except that the Dealer Manager and the Dealers shall suspend or terminate the offering of the Shares upon request of the Company at any time and shall resume offering the Shares upon subsequent request of the Company. Upon termination of the Subscription Period, the Dealer Manager’s agency and this Agreement shall terminate without obligation on the part of the Dealer Manager or the Company except as set forth in this Agreement. Terms not defined herein shall have the same meaning as in the Prospectus.

     Now, therefore, the Company hereby agrees with the Dealer Manager as follows:
     1. Representations and Warranties of the Company: The Company represents and warrants to the Dealer Manager and each Dealer with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement that:
     a. A registration statement with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, covering the Shares. Said registration statement, which includes a preliminary prospectus, was initially filed with the Commission on May 31, 2007. Copies of such registration statement and each amendment thereto have been or will be delivered to the Dealer Manager. (The registration statement and prospectus contained therein, as finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from such Prospectus, the term “Prospectus” shall also include the Prospectus filed pursuant to Rule 424(b).)
     b. The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.
     c. The Registration Statement and Prospectus comply with the Securities Act and the Rules and Regulations and do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.
     d. The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.
     e. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws.
     f. There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.
     g. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.
     h. The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.
     i. At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.
     2. Representations and Warranties of the Dealer Manager. As an inducement to the Company to enter into this Agreement, the Dealer Manager represents and warrants to the Company that:
     a. The Dealer Manager is, and during the term of this Agreement will be, a member of FINRA in good standing and a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the securities laws of the states in which the Shares are to be offered and sold. The Dealer Manager and its employees and representatives possess all required licenses and registrations to act under this Agreement. The Dealer Manager will comply with all applicable laws, rules, regulations and requirements of the Securities Act, the Exchange Act, other federal securities laws, state securities laws and the rules of FINRA, specifically including, but not in any way limited to, FINRA Rules 2340, 2420, 2730, 2740 and 2750. Each Dealer and each salesperson acting on behalf of the Dealer Manager or a Dealer will be registered with FINRA and duly licensed by each state regulatory authority in each jurisdiction in which it or he will offer and sell Shares.
     b. The Dealer Manager has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas, and has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and the Dealer Manager has duly authorized, executed and delivered this Agreement.
     c. This Agreement, when executed by the Dealer Manager, will have been duly authorized and will be a valid and binding agreement of the Dealer Manager, enforceable in accordance with its terms, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.
     d. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default or violation under any charter, bylaw, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager.
     e. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution, delivery or performance by the Dealer Manager of this Agreement.

     f. The Dealer Manager represents and warrants to the Company that the information under the caption “Plan of Distribution” in the Registration Statement and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     g. The Dealer Manager has reasonable grounds to believe, based on information made available to it by the Company, that the Registration Statement discloses all material facts adequately and accurately and provides an adequate basis for evaluating an investment in the Shares.
     3. Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:
     a. It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (i) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (ii) this Agreement; and (iii) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Company and all appropriate regulatory agencies).
     b. It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.
     c. It will: (i) use its best efforts to cause the Registration Statement to become effective; (ii) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (iii) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the Commission; and (iv) if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time.
     d. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

     e. All expenses incident to the performance of the Company’s obligations under this Agreement, including (i) the preparation filing and printing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Dealer Manager of this Agreement, the Participating Broker-Dealer Agreement and such other documents as may be required in connection with the offering, sale, issuance and delivery of the Shares, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisers, (iv) the fees and expenses related to the review of the terms and fairness of the Offering by FINRA, (v) the fees and expenses related to the qualification of the Shares under the securities laws, including the fees and disbursements of counsel in connection with the preparation of any Blue Sky survey and any supplement thereto, (vi) the printing and delivery to the Dealer Manager of copies of any Preliminary Prospectus and the Prospectus, (vii) the fees and expenses of any registrar, transfer agent or paying agent in connection with the Shares and (viii) the costs and expenses of the Company relating to investor presentations undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with presentations with the prior approval of the Company, and travel and lodging expenses of the representatives of the Company and any such consultants, will be paid for by the Company or, to the extent such expenses exceed 1.25% of the gross offering proceeds received by the Company in the primary offering, by REITPlus Advisor, Inc., a Delaware corporation (the “Advisor”).
4. Obligations and Compensation of Dealer Manager.
     a. Promptly after the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted.
     b. Except as provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager sales commissions in the amount of 6.75% of the gross proceeds of the Shares sold plus a dealer manager fee in the amount of 3.0% of the gross proceeds of the Shares sold. There will be no fees associated with Shares sold pursuant to the distribution reinvestment plan.
     The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor.
     c. The Dealer Manager represents and warrants to the Company and each person and firm that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     d. The Dealer Manager and all Dealers will offer and sell the Shares at the public offering price per share set forth in the Prospectus (except as otherwise provided in the distribution reinvestment plan). Notwithstanding the foregoing, Shares may be sold to (x) executive officers and directors of the Company and their immediate family members, (y) officers and employees of the Advisor or other affiliates and their immediate family members, and (z) if approved by the Board of Directors of the Company, joint venture partners, consultants and other service providers, at a discount which, as provided in the “Plan of Distribution” section of the Prospectus, reflects a reduction in (i) the dealer manager fee and/or (ii) the sales commissions otherwise payable with respect to such Shares.
     e. Notwithstanding the foregoing, no commissions, payments or amounts whatsoever will be paid to the Dealer Manager under this Section 4 unless or until $2,000,000 has been raised from the sale of Shares in the Offering (the “Minimum Offering Requirement”). Until the Minimum Offering Requirement is obtained, investments will be held in escrow. If the Minimum Offering Requirement is not obtained within the time periods specified in the Prospectus, investments will be returned to the investors in accordance with the Prospectus.
     f. No sales commissions will be paid for sales of Shares to retirement plans of participating broker-dealers, to participating broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities. No sales commissions will be paid for sales to executive officers and directors of the REIT, as well as officers and employees of the Advisor and its affiliates.
     g. In connection with sales of $500,000 or more to a “qualifying purchaser” (as defined below), a Dealer may offer such qualifying purchaser a volume discount by reducing the amount of its selling commissions. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price of the shares payable by the qualifying purchaser.
     Reduced selling commissions will be paid to the Dealer and reduced per share selling prices shall be offered for large purchases in the primary offering in accordance with the following table:

Purchase Price per Documented
Share in Volume Discount Range	Commission Rate	Price per share
Up to $500,000	6.75%	$10.00
$500,001 to $1,000,000	6.0%	$9.93
$1,000,001 to $1,500,000	5.0%	$9.83
$1,500,001 to $2,000,000	4.0%	$9.73
$2,000,001 to $2,500,000	3.0%	$9.63
$2,500,001 to $3,000,000	2.0%	$9.53
$3,000,001 and over	1.0%	$9.44
     The term qualifying purchaser includes:
•	an individual, his or her spouse and members of their immediate families who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.
     The discounts noted in the above table will be applied on a transaction-by-transaction basis and in a progressive fashion.
     h. Notwithstanding anything to the contrary contained herein, in the event that the Company pays any commission to the Dealer Manager for sale by a Dealer of one or more Shares and the subscription is rescinded as to one or more of the Shares covered by such subscription, the Company shall decrease the next payment of commissions or other compensation otherwise payable to the Dealer Manager by the Company under this Agreement by an amount equal to the commission rate established for such subscription pursuant to this Agreement, multiplied by the number of Shares as to which the subscription is rescinded. In the event that no payment of commissions or other compensation is due to the Dealer Manager after such withdrawal occurs, the Dealer Manager shall pay the amount specified in the preceding sentence to the Company within ten (10) days following receipt of notice by the Dealer Manager from the Company stating the amount owed as a result of rescinded subscriptions.
     i. The Company will reimburse the Dealer Manager for legal fees and expenses, travel, food and lodging for employees of the Dealer Manager to sponsor educational meetings, attendance fees and expense reimbursements for broker-dealer sponsored conferences, attendance fees and expenses for industry sponsored conferences, and informational seminars.
     j. In no event shall the total aggregate underwriting compensation payable to the Dealer Manager and any Dealers participating in the Offering, including, but not limited to, selling commissions, the marketing support fee and expenses reimbursable pursuant to this Section 4, but excluding due diligence expense reimbursements, exceed 10.0% of gross offering proceeds in the aggregate. In addition, expense reimbursements for bona fide due diligence expenses of the Dealer Manager and any Dealers will not exceed the amount specified in the rules of FINRA.
5. Indemnification.
     a. The Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or the Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Dealer or the Dealer Manager, its officers and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or the Dealer Manager, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of any Dealer or the Dealer Manager specifically for use with reference to such Dealer or the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Company will not be liable in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with the loss, claim, damage, liability or action. Notwithstanding the foregoing, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions of Article II.G of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”). In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:
(i)	There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii)	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii)	A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.
     b. The Dealer Manager will indemnify and hold harmless the Company, each officer and director of the Company, and each person or firm which has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer Manager and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.
     c. Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager and each of their directors (including any persons named in the Registration Statement with his consent, as about to become a director), each of their officers who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendment thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer or Dealer’s representatives or agents in violation of Section VII of the Selected Dealer Agreement or otherwise and will reimburse the Company and the Dealer Manager and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.
     d. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, notify in writing the indemnifying party of the commencement thereof; the omission so to notify the indemnifying party will relieve it from liability under this Section 5 only in the event and to the extent the failure to provide such notice adversely affects the ability to defend such action. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to paragraph (e) of this Section 5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.
     e. The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.
     f. The indemnity agreements contained in this Section 5 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 5.
     6. Survival of Provisions. The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.
     7. Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Delaware; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section.
     8. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

     9. Successors and Amendment.
     a. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 3 hereof.
     b. This Agreement may be amended by the written agreement of the Dealer Manager and the Company.
     10. Term.
     a. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice.
     b. In addition to any other obligations of the Dealer Manager that survive the expiration or termination of this Agreement, the Dealer Manager, upon the expiration or termination of this Agreement, shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.
     c. In addition to any other obligations of the Company that survive the expiration or termination of this Agreement, the Company, upon expiration or termination of this Agreement, shall pay to the Dealer Manager all commissions and fees to which the Dealer Manager is or becomes entitled under Section 4 of this Agreement at such time or times as such commissions and fees become payable pursuant to this Agreement .
     11. Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the Commission and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.
     12. Suitability of Investors; Compliance with Privacy and Anti-Money Laundering Regulations.
     a. The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will comply, and in its agreements with Dealers the Dealer Manager will require that the Dealer comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Article III.C. of the NASAA REIT Guidelines.
     b. The Company, the Dealer Manager and each Dealer shall: (x) abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”), (ii) the privacy standards and requirements of any other applicable federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; and (y) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers.

     c. The Company, the Dealer Manager and each Dealer agree to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and any applicable U.S. Department of Treasury regulations issued thereunder that require reasonable efforts to verify the identity of new customers, maintain customer records, and check the names of new customers against the list of Specially Designated Nationals and Blocked Persons. In addition, the Company, the Dealer Manager, and each Dealer agree to comply with all Executive Orders and federal regulations administered by the U.S. Department of Treasury Department’s Office of Foreign Asset Control. Further, the Dealer Manager agrees, upon receipt of an “information request” issued under Section 314 (a) of the USA Patriot Act, to provide the Financial Crimes Enforcement Network with information regarding: (i) the identity of a specified individual or organization; (ii) account number; (iii) all identifying information provided by the account holder; and (iv) the date and type of transaction. The Dealer Manager from time to time will monitor account activity to identify patterns of unusual size or volume, geographic factors, and any other potential signals of suspicious activity, including possible money laundering or terrorist financing. The Company reserves the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.
     13. Submission of Orders.
     a. Initially, those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to “Wells Fargo Bank, N.A., as escrow agent for REITPlus, Inc.” After the Company meets the Minimum Offering Requirement, those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to “REITPlus, Inc.” The Dealer Manager and any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 13. Transmittal of received investor funds will be made in accordance with the following procedures.
     b. Where, pursuant to a Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted in care of the Dealer Manager by the end of the next business day following receipt by the Dealer for deposit to REITPlus, Inc., after the Company has met the Minimum Offering Requirement, or to Wells Fargo Bank, N.A, escrow agent for the Company, prior to the time the Company meets the Minimum Offering Requirement.
     c. Where, pursuant to a Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer at the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such checks in care of the Dealer Manager for deposit to REITPlus, Inc., after the Company has met the Minimum Offering Requirement, or to Wells Fargo Bank, N.A, escrow agent for the Company, prior to the time the Company meets the Minimum Offering Requirement.
     d. Where the Dealer Manager is involved in the distribution process, checks will be transmitted by the Dealer Manager for deposit to REITPlus, Inc., after the Company has met the Minimum Offering Requirement, or to Wells Fargo Bank, N.A, escrow agent for the Company, prior to the time the Company meets the Minimum Offering Requirement. as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager. Checks of rejected subscribers will be promptly returned to such subscribers.
     14. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Company:	REITPlus, Inc.
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
Facsimile No.: (713) 850-0498
Attention: H. Kerr Taylor

If to the Dealer Manager:	AmREIT Securities Company
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
Facsimile No.: (713) 850-0498
Attention: Chad Braun
     15. Delay. Except as expressly provided otherwise in this Agreement, neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.
     16. No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as in association with or in partnership with the Company, and instead, this Agreement only shall constitute the Dealer Manager as a broker-dealer authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Registration Statement or this Agreement.
     17. No Third Party Beneficiaries. Except as expressly provided otherwise in this Agreement, no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Further, no third party shall, by virtue of any provision of this Agreement, have a right of action or an enforceable remedy against either party to this Agreement.
     18. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours, REITPLUS, INC.
By:
H. Kerr Taylor
Chairman, President and Chief Executive Officer

Accepted and agreed as of the date first above written. AMREIT SECURITIES COMPANY
By:
Chad C. Braun
President, Secretary and Treasurer

[Signature Page to Dealer Manager Agreement]

Exhibit A
FORM OF SELECTED DEALER AGREEMENT
Ladies and Gentlemen:
     AmREIT Securities Company, a Texas corporation, as the dealer manager (“Dealer Manager”) for REITPlus, Inc. (the “Company”), a Maryland corporation which will be taxed as a real estate investment trust, invites you (the “Dealer”) to participate in the distribution of shares of common stock (“Shares”) of the Company subject to the following terms:
I. Dealer Manager Agreement
     The Dealer Manager has entered into a Dealer Manager Agreement (the “Dealer Manager Agreement”) with the Company dated [                    ], 2007, in the form attached hereto as Exhibit A. By your acceptance of this Agreement, you will become one of the Dealers referred to in such Agreement between the Company and the Dealer Manager and will be entitled and subject to the indemnification provisions contained in such Agreement, including the provisions of Section 5 of such Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company or the Dealer Manager within the meaning of the Securities Act of 1933, as amended. Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement. The Shares are to be offered solely through broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”).
     The Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make the Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and the Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to Dealer by the Dealer Manager or the Company to supplement the Prospectus (“supplemental information”).
     The Company has filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement, including the Prospectus, for the registration of the offering of the Shares under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement has been declared effective by the Commission. The Dealer Manager will provide the Dealer as many copies of the Prospectus as the Dealer may from time to time reasonably request.
II. Submission of Orders
     Until $2,000,000 has been raised from the sale of Shares in the Offering, investments will be held in escrow (the “Minimum Offering Requirement”). If the Minimum Offering Requirement is not obtained within the time periods specified in the Prospectus, investments will be returned to the investors in accordance with the Prospectus.
     Those persons who purchase Shares will be instructed by the Dealer to make their checks payable to “REITPlus, Inc.” Any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods in this Article II. Transmittal of received investor funds will be made in accordance with the following procedures:
     Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted in care of the Dealer Manager by the end of the next business day following receipt by the Dealer for deposit to REITPlus, Inc., after the Company has met the Minimum Offering Requirement, or to Wells Fargo N.A., as escrow agent for the Company, prior to the time the Company meets the Minimum Offering Requirement.
     Where, pursuant to the Dealer’s internal supervisory procedures, final and internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such checks for deposit to REITPlus, Inc., after the Company has met the Minimum Offering Requirement, or to Wells Fargo N.A., as escrow agent for the Company, prior to the time the Company meets the Minimum Offering Requirement.
III. Pricing
     Shares shall be offered to the public at the offering price per Share set forth in the Prospectus payable in cash. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or the Dealer Manager, a minimum initial purchase of $10,000 Shares is required. Except as otherwise indicated in the Prospectus, additional investments may be made in cash in minimal increments of at least $1,000. The Shares are nonassessable. The Dealer hereby agrees to place any order for the full purchase price.
     Except as described in the Prospectus, set forth in Article IV or with respect to volume discounts as described below, Dealer agrees to sell the Shares for a per Share cash price as follows:

		Distribution
		Reinvestment
Distribution Channel	Primary Shares	Plan Shares
Dealers	$10.00	$9.50
     The Shares shall be sold at reduced prices as follows:

Purchase Price per Documented	Commission
Share in Volume Discount Range	Rate	Price per share
Up to $500,000	6.75%	$10.00
$500,001 to $1,000,000	6.00%	$9.93
$1,000,001 to $1,500,000	5.00%	$9.83
$1,500,001 to $2,000,000	4.00%	$9.73
$2,000,001 to $2,500,000	3.00%	$9.63
$2,500,001 to $3,000,000	2.00%	$9.53
$3,000,001 and over	1.00%	$9.44
     For the purposes of such volume discounts, the term “purchaser” includes:
•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under the federal income tax laws; and

•	all commingled trust funds maintained by a given bank.
IV. Dealers’ Commissions
     Except for discounts described in or as otherwise provided in the “Plan of Distribution” sections of the Prospectus, the Dealer’s sales commission applicable to the total public offering price of Shares sold by Dealer which it is authorized to sell hereunder is 6.75% of the gross proceeds of Shares sold by it and accepted and confirmed by the Company, which commission will be paid by the Dealer Manager. For these purposes, a “sale of Shares” shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company. The Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith. In addition, as set forth in the Prospectus, the Dealer Manager may reallow out of its dealer manager fee certain marketing expense reimbursements based on the gross proceeds of Shares sold by Dealers participating in the offering of Shares and such factors as the number of Shares sold by such participating Dealer, the assistance of such participating Dealer in marketing the offering of Shares, and bona fide expenses incurred.
     The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that the Dealer’s interest in the offering is limited to such commission from the Dealer Manager and the Dealer’s indemnity referred to in Section 5 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such commission to the Dealer.
     Except for discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus, Dealer’s selling commission applicable to the total public offering price of Shares sold in the primary offering by Dealer which it is authorized to sell hereunder is as follows:

Distribution Channel	Primary Shares
Dealers	6.75%
     No selling commissions will be paid, and the per Share cash price shall be reduced to $9.33, in connection with Shares sold to (i) retirement plans of Dealer, (ii) Dealer in its individual capacity, (iii) IRAs and qualified plans of Dealer’s registered representatives or (iv) any one of Dealer’s registered representatives in their individual capacities.
     No selling commissions, marketing support fees or due diligence expense reimbursement will be paid in connection with Shares sold under the distribution reinvestment plan.

     Except as otherwise provided herein, all expenses incurred by Dealer in the performance of Dealer’s obligations hereunder, including, but not limited to, expenses related to the Offering and any attorneys’ fees, shall be at Dealer’s sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.
     The preceding commissions (for the Dealer distribution channel) shall be adjusted for sales under the volume discount program discussed above as follows:
V. Payment
     Payments of sales commissions will be made by the Dealer Manager (or by the Company as provided in the Dealer Manager Agreement) to the Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Company.
VI. Right to Reject Orders or Cancel Sales
     All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by a Subscription Agreement and Signature Page and the required check in payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order.
VII. Prospectus and Supplemental Information
     Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any supplemental information. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Supplemental Information, for delivery to investors, and Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor. The Dealer agrees that it will not send or give any supplement to the Prospectus or any Supplemental Information to an investor unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Supplemental information. The Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. The Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Dealer Manager in writing. The Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Regardless of the termination of this Agreement, the Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act. On becoming a Dealer, and in offering and selling Shares, the Dealer agrees to comply with all the applicable requirements under the Securities Act, and the Exchange Act. Notwithstanding the termination of this Agreement or the payment of any amount to the Dealer, the Dealer agrees to pay the Dealer’s proportionate share of any claim, demand or liability asserted against the Dealer and the other Dealers on the basis that such Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case such Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.
VIII. Covenants of Dealer
     Prior to participating in the Offering, Dealer will have reasonable grounds to believe, based on information made available to Dealer by the Dealer Manager and/or the Company, through the Prospectus, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating an investment in the Shares.
     Dealer agrees not to rely upon the efforts of the Dealer Manager, which is affiliated with the Company, in determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by federal or state laws or FINRA. Dealer further agrees to conduct its own investigation to make that determination independent of the efforts of the Dealer Manager.
     Dealer agrees that, prior to accepting a subscription for the Shares, it will inform the prospective investor of all pertinent facts relating to the illiquidity and lack of marketability of the Shares, as appropriate, during the term of the investment.
     Dealer hereby undertakes and agrees to comply with all obligations applicable to Dealer under all applicable laws, rules and regulations, including those set forth by FINRA. In soliciting persons to acquire the Shares, Dealer further agrees to comply with any applicable requirements of the Securities Act, the Exchange Act, other applicable federal securities laws, applicable state securities laws, the rules and regulations promulgated thereunder and the rules of FINRA and, in particular, Dealer agrees that it will not give any information or make any representations other than those contained in the Prospectus and in any supplemental sales literature furnished to Dealer by the Dealer Manager for use in making such solicitations.
IX. License and Association Membership
     The Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that the Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under Federal and state securities laws and regulations and in all states where it offers or sells Shares, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of FINRA. The Dealer agrees to notify the Dealer Manager immediately if the Dealer ceases to be a member in good standing of FINRA. The Dealer Manager also hereby agrees to abide by the Rules of Fair Practice of FINRA and to comply with Rules 2730, 2740, 2420, 2440 and 2750 of FINRA Conduct Rules.
X. Anti-Money Laundering Compliance Programs
     Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer has established and implemented anti-money laundering compliance programs in accordance with FINRA Rule 3011, Section 352 of the Money Laundering Abatement Act and Sections 103.19, 103.35, and 103.122 of the regulations of the U.S. Treasury Department, and is in compliance with all Executive Orders and Federal Regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control. Further, Dealer agrees, upon receipt of an “information request” issued under Section 314(a) of the USA Patriot Act to provide the Financial Crimes Enforcement Network with information regarding: (i) the identity of a specified individual or organization; (ii) account number; (iii) all identifying information provided by the account holder; and (iv) the date and type of transaction. The Dealer from time to time will monitor account activity to identify patterns of unusual size or volume, geographic factors, and any other potential signals of suspicious activity, including possible money laundering or terrorist financing. The Company and the Dealer Manager reserve the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.
XI. Limitation of Offer
     The Dealer will offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the states in which it is advised in writing by the Dealer Manager that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer will comply with the provisions of the Rules of Fair Practice set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc.
XII. Termination
     The Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.
     This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by the Dealer upon placing an order for sale of Shares after the Dealer has received such notice.
XIII. Privacy Laws
     The Dealer Manager and Dealer (each referred to individually in this section as “party”) agree as follows:

     A. Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”), (ii) the privacy standards and requirements of any other applicable federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.
     B. Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers.
XIV. Notice
     All notices will be in writing and will be duly given to the Dealer Manager when mailed to 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, and to the Dealer when mailed to the address specified by the Dealer herein.
XV. Attorney’s Fees and Applicable Law
     In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of Delaware and shall take effect when signed by the Dealer and countersigned by the Dealer Manager.
[Signatures Appear on Next Page]

The undersigned Dealer has read the foregoing Agreement and hereby accepts and agrees to the terms and conditions set forth therein.

Dealer Name:

Attention:

Address:

City, State and Zip Code:

Telephone No.:

Facsimile No.:

E-mail Address:

AGREED TO AND ACCEPTED BY THE DEALER:
By:
Signature Printed Name: Title:

AGREED TO AND ACCEPTED BY THE DEALER MANAGER: AMREIT SECURITIES COMPANY
By:
Signature Printed Name: Title: